EXHIBIT 5.1

Opinion of Ahlers & Cooney, P.C.

March 11, 2011

West Bancorporation, Inc.
1601 22nd Street
West Des Moines, IA  50266

Re:      Registration Statement on Form S-3 Filed by West Bancorporation, Inc.

Ladies and Gentlemen:

We have acted as counsel to West Bancorporation, Inc., an Iowa corporation (the “Corporation”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to possible offerings of up to an aggregate of $30,000,000 of the Corporation's (i) common stock, no par value (the “Common Stock”) and (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”), which Preferred Stock may be represented by depositary shares (the “Depositary Shares”). The Common Stock, the Preferred Stock, and the Depositary Shares are collectively referred to herein as the “Securities.”

The Securities are to be offered and sold by the Corporation from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and in one or more amendments or supplements thereto.

In our capacity as counsel to the Corporation in connection with the filing of the Registration Statement, we have: examined (i) the Registration Statement, (ii) the Corporation's Restated Articles of Incorporation and Bylaws, each as amended to date, (iii) certain resolutions (the “Resolutions”) of the Corporation's Board of Directors (the “Board”), and (iv) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

1.
With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions approving the issuance and sale of the Common Stock at a specified price or pursuant to a specified pricing mechanism in conformity with the Restated Articles of Incorporation of the Company, as amended (the “Charter”), and the Resolutions authorizing the issuance and sale of such shares of Common Stock; (iv) all necessary regulatory approvals have been obtained; and (v) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

2.    The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions establishing and designating such series of Preferred Stock and fixing and determining the relative rights and preferences thereof and authorizing the issuance and sale of such series of Preferred Stock; (iv) all necessary regulatory approvals have been obtained; (v) the Company shall have filed with the Secretary of State of the State of Iowa articles of amendment of the Charter duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Charter and such final resolutions; and (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3.    The Depositary Shares covered by the Registration Statement will be validly issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have been declared effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary; (iv) all necessary regulatory approvals have been obtained; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter and the Resolutions establishing and designating the series of Preferred Stock underlying the Depositary Shares and fixing and determining the relative rights and preferences thereof and authorizing the issuance and sale of such series of Preferred Stock; (vi) the Company shall have filed with the Secretary of State of the State of Iowa articles of amendment of the Charter duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Charter and such final resolutions; (vii) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor; and (viii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement.

The opinions in paragraph 3 above are qualified to the extent that the enforcement of the Depositary Shares and related Deposit Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally, including, to the extent applicable, the rights of creditors of “financial companies” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or their affiliates, and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each share of Preferred Stock, and each issue of Depositary Shares, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue; (v) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Stock and the related Deposit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; and (vi) the Charter, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each Deposit Agreement will be governed by the laws of the State of Iowa. With respect to any instrument or agreement executed or to be executed by any party (other than the Company), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.
The foregoing opinions are limited to the laws of the United States and the State of Iowa, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Securities.

The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required under Section 7 of said Act.

Respectfully submitted,

/s/ Ahlers & Cooney, P.C.
Ahlers & Cooney, P.C.